Exhibit 32.1 CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Breezer Ventures Inc. on Form 10-K for the year ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Ali Hussein El-dirani Khirdahi, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 12, 2016

By: /s/ Ali Hussein El-dirani Khirdahi

Name: Ali Hussein El-dirani Khirdahi

Title: Principal Executive Officer Principal Financial Officer and Principal Accounting Officer

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